EXHIBIT 4.6
                                 ASD Group, Inc.
                               Warrant Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. NEITHER THIS WARRANT UOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OR DELIVERED, UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND OTHER APP1ICABLE LAWS OF ANY SUCH STATE UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT OR OTHER EVIDENCE SATISFACTORY TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.

FOR RESIDENTS OF GEORGIA: THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                                                           Date: August 29, 1996

Warrant No.                                                    ________ Warrants

        This certifies that, FOR VALUE RECEIVED, ______________________________ (the "HOLDER"), whose address is ________________________, is the owner of the number of Warrants (the "Initial Warrants") set forth above, each of which entitles the registered Holder hereof, subject to the terms and conditions contained herein, to purchase one fully paid and nonassessable share of common stock, $.01 par value per share (the "COMMON STOCK"), of ASD Group, Inc. a Delaware corporation (the "COMPANY"), upon the presentation and surrender of this Warrant Certificate at any time during the Exercise Term (hereinafter defined), and upon payment therefor, by cash or by certified check payable to the Company, of the Exercise Price (hereinafter defined), subject to modification and adjustment as set forth herein.

        This Warrant is one of a series of Warrants issued in connection with a private offering (the "OFFERING") by the Company of Units, each Unit consisting of (i) an original issue discount secured promissory note in the principal amount of $104,166.67 (each, a "NOTE"), and (ii) warrants to purchase 11,250 shares (the "SHARES") of Common Stock.

1. EXERCISE TERM. The Holder may exercise this Warrant, in whole or part, for a period (the "EXERCISE TERM") six months following the date on which the Company consummates its initial


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public offering (the "IPO DATE") and ending on the fifth anniversary hereof (the
"FIFTH ANNIVERSARY"), except that if the Company engages in an extraordinary corporate transaction such as a merger, consolidation, sale of assets or reorganization (each an "EVENT") prior to consummating an IPO, the Warrants evidenced hereby shall become exercisable immediately prior to the consummation of such Event.

2. EXERCISE PRICE. (a) Upon exercise of the Warrants granted hereby, as well as any Additional Warrants (hereinafter defined), the Holder may purchase Shares at a price per share (the "EXERCISE PRICE") equal to the LESSER of (x) 5l.5% of the per share price for the Common Stock offered in the Company's initial public offering (the "IPO"), if any, and (y) $4.25 per share.

     (b) In the event the Market Price (hereinafter defined) for the Common Stock for the twenty trading days immediately prior to the expiration of the Lockup Period (as hereinafter defined) is less than the Exercise Price (as the same may be adjusted from time to time in accordance with Section 7 hereof), the Exercise Price shall be reset to such Market Price. For the purposes hereof, "Market Price" shall mean the average of the daily closing prices per share of such Common Stock for the twenty (20) consecutive trading days immediately prior to such date. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the last bid and asked prices in the over-the-counter market, as reported by the Nasdaq National Market ("NASDAQ") or such other system then in use, or if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.

3. ADDITIONAL WARRANTS.

     (a) In the event that the Company elects to extend the Maturity Date under the Holder's Notes by an initial three month period, the Company will deliver to the Holder additional warrants (the "FIRST ADDITIONAL WARRANTS"), to purchase an additional number of shares equal to 25% of the shares that may then be issued pursuant to this Warrant. Each First Additional Warrant shall represent the right to acquire one share of Common Stock at an exercise price equal to 85% of the Initial Exercise Price (the "FIRST ADDITIONAL EXERCISE PRICE"), subject to adjustment as hereinafter provided. In addition, the Exercise Price of the Initial Warrants shall be reduced to the First Additional Exercise Price.

     (b) In the event that the Company elects to extend the Maturity Date under Holder's Note by an additional two month period, the Company will deliver to the Holder additional warrants (the "SECOND ADDITIONAL WARRANTS"), to purchase an additional number of shares equal to 25% of the shares that may then be issued pursuant to this Warrant Certificate. Each Second Additional Warrant shall represent the right to acquire one share of Common Stock at an exercise price equal to 85% of the Exercise Price in effect immediately prior to the issuance of the Second Additional Warrants (the "SECOND ADDITIONAL EXERCISE PRICE"), subject to adjustment as

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hereinafter provided. In addition, the Exercise Price of the Initial Warrants and the First Additional Warrants shall be reduced to the Second Additional Exercise Price. The Initial Warrants, the First Additional Warrants, and the Second Additional Warrants are hereinafter collectively referred to as the "WARRANTS."

4. EXERCISE OF WARRANTS. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed and payment at the Company's principal offices of the appropriate Exercise Price, the Company shall issue certificates for the Shares so purchased to the Holder. The Holder may exercise the purchase rights represented by this Warrant Certificate in whole or in part, but not as to fractional Shares. If the Holder exercises this Warrant in part, the Company shall cancel this Warrant Certificate upon its surrender, and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable hereunder.

5. ISSUANCE OF CERTIFICATES. The Company shall issue certificates for Shares issuable upon the exercise of this Warrant promptly upon such exercise. Such certificates shall bear the following legend until counsel to the Company determines that the legend is not required:

     THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OR DELIVERED, UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND OTHER APPLICABLE LAWS OF ANY SUCH STATE UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT OR OTHER EVIDENCE SATISFACTORY TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.

If the number of Warrants represented hereby or the Exercise Price is adjusted under SECTION 7, the Holder may surrender this Warrant Certificate to the Company for cancellation. Upon such cancellation, the Company shall issue a new Warrant Certificate reflecting the appropriate adjustment. Until such new Warrant Certificate is issued, this Warrant Certificate shall be deemed to reflect the appropriate adjustments.

6. COVENANTS OF HOLDER.

     6.1 INVESTMENT INTENT. By its acceptance of this Warrant Certificate and certificates for Shares (if not registered), the Holder covenants and agrees that the Warrants are being acquired for its own account as an investment and not with a view to the distribution thereof.

     6.2 RESTRICTIONS ON SALE OR TRANSFER. The Holder acknowledges that:

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         (a) it has been advised by the Company that neither this Warrant nor the Shares issuable upon its exercise have been registered under the Act;

         (b) this Warrant is being, or has been, issued and the Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering; and

         (c) the Company's relianae thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement.

7. ADJUSTMENTS.

     7.1. COMPUTATION OF ADJUSTED PRICE. Subject to the last sentence of this
SECTION 7.1, the Exercise Price shall be adjusted from time to time by multiplying it by the Dilution Fraction, as defined below, if the Company issues or sells any Shares after the date hereof without consideration or solely for cash consideration less than the Exercise Price (the "Exercise Price") immediately prior to such issuance or sale (such consideration, collectively "DILUTED CONSIDERATION"). With respect to each such issuance or sale, the "DILUTION FRACTION" shall be, a fraction (a) the numerator of which is the SUM of (i) the number of Shares outstanding before such issuance or sale, and (ii) the number of Shares which the aggregate cash consideration received by the Company for such issuance or sale would have purchased at the Exercise Price in effect immediately before giving effect to the adjustment required by this
SECTION 7.1, and (b) the denominator of which is the actual number of Shares outstanding immediately following such issuance or sale. All adjustments to the Exercise Price required by this SECTION 7.1 shall be effected (in proper sequential order) with respect to each exercise of rights hereunder on the date of (and immediately prior to) such exercise.

     7.2. OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Subject to SECTION 7.7, the Exercise Price shall be adjusted from time to time by multiplying it by the Dilution Fraction if the Company issues or sells options, rights or warrants to subscribe for Shares, or any securities convertible into or exchangeable for Shares (collectively, "CONVERTIBLE SECURITIES"), after the date hereof for no consideration or solely for cash consideration less than the Exercise Price immediately before the issuance of such Convertible Securities: PROVIDED, HOWEVER, that (a) that the Exercise Price shall not be adjusted upon the exercise or conversion of any Convertible Securities if it was adjusted upon the issuance of such Convertible Securities; and (b) the Exercise Price shall be appropriately readjusted upon the expiration of Convertible Securities with respect to which an adjustment was made hereunder. For the purposes of determining the amount consideration received by the Company with respect to Convertible Securities:

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         (a) all cash consideration to which the Company would be entitled upon exercise of such Convertible Securities shall be deemed to have been received upon issuance of such Convertible Securities; and

         (b) the maximum number of Shares issuable upon full exercise of Convertible Securities (without regard to anti-dilution adjustments) shall be deemed outstanding for all purposes after the issuance of such Convertible Securities.

     7.3. SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     7.4 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Shares issuable upon the exercise of this Warrant and any Additional Warrants, shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant and any Additional Warrants, immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.5 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder was the owner of the Shares of Common Stock underlying this Warrant and any Additional Warrants, immediately prior to any such events at a price equal to the product of (x) the number of Shares issuable upon exercise of this Warrant and any Additional Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if the Holder had exercised the Warrant(s).

7.6 DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall, except as set forth in SECTION 7.5, at any time prior to the exercise of this Warrant and any additional Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute without consideration payable by the Company's shareholders to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company

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or by another person or entity, or any other thing of value, the Holder shall thereafter be entitled, in addition to the Shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this SECTION 7.6.

     7.7 SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER SECURITIES. If the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of this Warrant and any Additional Warrants, issue without consideration payable by the Company's shareholders any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder shall be entitled, in addition to the Shares of Common Stock or other securities receivable upon the exercise of this Warrant and any Additional Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

     7.8 CONSIDERATION; EXPENSES, ETC. For the purposes hereof, the consideration received by the Company in any transaction shall be deemed to be the gross amount received therefor, before deducting underwriters' discounts, legal fees, finders fees and other costs and expenses incurred in connection with such issuance or sale determined as of the date not later than 45 days after the date of the close of the offering with respect to such issuance or sale.

     7.9 EXCEPTIONS TO ADJUSTMENTS. Notwithstanding anything to the contrary herein set forth, no adjustment shall be required to be made: upon the exercise of any option heretofore granted to employees, outside directors or consultants to the Company pursuant to any existing benefit plan of the Company or any option or warrant currently outstanding.

8. REGISTRATION RIGHTS.

     8.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants and the Shares have not been registered for purposes of public distribution under the Act.

     8.2 REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Shares issuable upon exercise of the Warrants; PROVIDED, HOWEVER, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this
Section 8.

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     8.3 AUTOMATIC REGISTRATION. Subject only to the consent of the underwriters, if any, which consent the Company shall use its best efforts to obtain, the Company hereby agrees that it will include the Registrable Securities in a Registration Statement relating to the Company's IPO, at its sole cost and expense, and shall keep such registration statement effective in order to permit a public offering and sale of the Registrable Securities during a period of one year from the effective date of such registration statement; provided that the Company shall not be required to maintain such effectiveness after the earlier of the date that all of the Registrable Securities are sold pursuant to the registration statement. If the Company at any time fails to keep the registration statement continuously effective, then the Holder may elect to have the Company repurchase, within thirty 30 days of the Holder's election, the Registrable Securities at a repurchase price per share equal to the market price of the Common Stock on the date the election is made.

     8.4 PIGGYBACK REGISTRATION. If the Company proposes to prepare and file one or more registration statements or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this SECTION 8, collectively, a "REGISTRATION STATEMENT"), it will give written notice of its intention to do so by registered mail ("NOTICE"), at least 30 business days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within 20 business days after receipt of the Notice, that the Ccmpany include any of the Holder's Registrable Securities in the proposed Registration Statement, the Company shall, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("PIGGYBACK REGISTRATION"), at the Company's sole cost and expense and at no cost or expense to the Holder, except for underwriting commissions and discounts, if any, payable by the Holder.

     8.5 DEMAND REGISTRATION. Upon notice of Holders representing a majority of the Warrants, at any time after the IPO, the Holder shall have the right (which right is in addition to the registration rights provided for under Sections 8.3 and 8.4 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for the Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holder, for 12 consecutive months; provided, however, that if subsequent to a Demand Registration Request and prior to the filing of a Registration Statement pursuant to such request, the Company enters into a letter of intent with an underwriter to publicly offer the Company's securities on a "firm commitment" basis and a registration statement is filed within sixty (60) days following the Demand Registration Request, then Section 8.4 shall be applicable to the registration of the Registrable Securities; and provided, further, that this
Section 8.5 shall remain in effect with respect to a subsequent Demand Registration Request.

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     8.6 MISCELLANEOUS REGISTRATION PROVISIONS. The Company and the Holder agree as follows:

         (a) In connection with any registration under SECTION 8.5, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than sixty (60) days following receipt of a Demand Registration Request, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish the Holder with such number of prospectuses as shall reasonably be requested.

         {b) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 8.3, 8.4 and 8.5(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for underwriting commissions and discounts, if any, payable by the Holder.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder, except that the Company shall not, for any such purpose, be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process.

         (d) The Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for such the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which the securities were registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading: and will reimburse the Holder, underwriter and each such controlling person for any Iegal or other expenses reasonably incurred by the Holder, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, expense or liability arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter specifically for inclusion in the Registration Statement.

         (e) The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, against any losses, claims,

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damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said prospectus, or amendment or amendments or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses, reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for inclusion in the Registration Statement.

         (f) Promptly after receipt by an indemnified party pursuant hereto of notice of any claim to which indemnity would apply or the commencement of any action, such indemnified party will, if a claim thereof is made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

         (g) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

         (h) The Holder agrees to use its reasonable best efforts to cooperate with the Company in connection with any registration effected pursuant to this
Section 8 and any listing on a national securities exchange (including NASDAQ), including furnishing the Company with such information concerning the Holder and executing and delivering such documents as may be required by applicable securities laws or any national securities exchange.

         (i) In connection with any registration pursuant to SECTIONS 8.3 and 8.4, if securities are proposed to be offered for sale pursuant to a Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a written opinion from the Company's managing underwriter, if any, for such offering, to the effect that the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholders, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their fair market value, or (ii) without otherwise materially adversely affecting the

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entire offering, then the aggregate number of Registrable Securities to be offered by the Holder shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Registrable Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

         (j) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to
Section 8.5: (1) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under Section 8.5; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (2) if the Company has already effected one registration for the Holders pursuant to Section 8.5; (3) if SEC rules and regulations require the Company to conduct a special audit (not including an audit covering the end of the Company's fiscal year) in order to effect such registration or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (k) If the Company completes an IPO, the Holder agrees not to sell any shares underlying the Warrants for six months after completion of the IPO (the "LOCKUP PERIOD").

9. REGISTERED HOLDERS' PUT OPTION AND CONVERSION FEATURE. (a) In the event that the Company has not consummated the IPO within nine months from the date hereof the Registered Holders shall have the option (the "Put Option") exercisable by written notice, to sell to the Company all Warrants issuable hereunder, and upon the exercise of such option, the Company shall purchase all such Warrants, at a price per Warrant equal to $1.00 per warrant. Payment pursuant to such option shall be made to the Registered Holders within thirty business days after surrender of such Holder's Warrant Certificates for cancellation, accompanied by written notice by the Registered Holder of exercise of its Put Option.

         (b) If the Company fails to pay the principal amount and accrued interest due on the Notes on the Maturity Date (as extended) (as defined in the Notes), each Warrant shall, at the option of the Holder, be converted into such number of shares of Common Stock, PRO RATA to the number of Warrants issued to Holder, so that all Holders (including BlueStone with respect to the Warrants being issued to it) of Warrants shall, in the aggregate, become owners of 20% of the issued and outstanding common stock of the Company on a fully diluted basis.

10. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant Certificate and any Additional Warrant Certificates exchangeable without expense, upon the surrender thereof by the

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Holder at the principal executive office of the Company, for a new Warrant
Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof. The Holder shall pay all transfer taxes payable in connection with any transfer of a Warrant.

11. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interest, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

12. RESERVATION OF SECURITIES. The Company shall at all times authorize, allot, reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and any Additional Warrants and payment of the Exercise Price therefor, all Shares of Common Stock issuable upon such exercise shall be duly and validly allotted and issued as fully paid and non-assessable shares and not subject to the preemptive rights of any shareholder and free and clear of all liens, claims and encumbrances of any nature whatsoever.

13. NO RIGHTS UNTIL EXERCISE. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

14. GOVERNING LAW; JURISDICTION. (a) This Warrant has been negotiated and consummated in the State of New York and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

         (b) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 6(e) of the Subscription Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the Attorneys for

                                  Warrant - 11
the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                        ASD GROUP, INC.


Date: August 29, 1996                   By:_________________________________
                                           President

                                        By:_________________________________
                                           Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby elects to exercise the right, represented by the attached Warrant Certificate, to purchase ______ Shares and herewith tenders in payment for such number of Shares cash or a certified check payable to the order of The Company in the amount of $______ , all in accordance with the terms hereof or other form of payment permitted by the Warrant Agreement or Purchase Agreement. The undersigned requests that a certificate for such Shares be registered in the name(s) of ____________________, and delivered to ___________. Payment of any required transfer tax accompanies this election.

Dated:                                  Signature:_____________________________

                                  Warrant - 13